UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2015

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Dr. Central Islip, New York 11722
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 4, 2015, CVD Equipment Corporation (the “Company”) entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with Development Specialists, Inc., an Illinois corporation, solely in its capacity as assignee for the benefit of creditors of CM Manufacturing, Inc., f/k/a Stion Corporation, a Delaware corporation (“DSI”), in full settlement and satisfaction of all claims asserted in the previously disclosed arbitration with DSI (the “Arbitration”) and companion action commenced in the Delaware Court of Chancery (the “Chancery Action”).

Pursuant to the Settlement Agreement, CVD agreed to pay DSI the sum of $995,000, and each party released all claims of any nature which it had against the other.  The parties will also execute and file stipulations of dismissal with prejudice, of the Arbitration and the Chancery Action.

A copy of the Settlement is annexed hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Mutual General Release dated September 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CVD EQUIPMENT CORPORATION

Date: September 10, 2015	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)